Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Announces No Punitive Damages in

Associated Third Party Administrators v. The TriZetto Group, Inc.

NEWPORT BEACH, Calif. – November 3, 2004 –The TriZetto Group, Inc. (Nasdaq: TZIX) announced that a jury in California Superior Court, County of Alameda, yesterday delivered its verdict of no punitive damages in the case of Associated Third Party Administrators v. The TriZetto Group, Inc.

On October 27, TriZetto issued a press release announcing that this jury delivered a verdict awarding damages of $1.85 million and that punitive damages would be considered in a subsequent phase of the trial, which began on November 1. The company also noted that its reserves were adequate to cover the award for damages.

TriZetto is continuing to review all actions available to limit or reverse its exposure in this case, including appeal.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, risks generally associated with litigation (including the action referenced above); changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of November 3, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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